Exhibit 99.1

Marten Transport Announces First Quarter Results

MONDOVI, Wis., April 15, 2020 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported a 1.3% improvement in net income to $13.7 million, or 25 cents per diluted share, for the first quarter ended March 31, 2020, from $13.5 million, or 25 cents per diluted share, for the first quarter of 2019.

Operating Results Comparison
Net income used to calculate the percentage increase from 2017 to 2018 below excludes a $56.5 million deferred income tax benefit in the fourth quarter of 2017.
	Percentage	Percentage	Percentage
	Increase	Increase	Increase
	Three Months	Year	Year
	Ended	Ended	Ended
	March 31,	December 31,	December 31,
	2020 vs. 2019	2019 vs. 2018	2018 vs. 2017

Operating revenue	9.9%	7.1%	12.8%

Operating income	1.7%	8.7%	23.7%

Net income	1.3%	11.0%	62.7%

Operating revenue improved 9.9% to a record $218.6 million for the first quarter of 2020 from $199.0 million for the first quarter of 2019. Excluding fuel surcharges, operating revenue improved 10.2% to $193.4 million for the 2020 quarter from $175.5 million for the 2019 quarter. Fuel surcharge revenue increased to $25.2 million for the 2020 quarter from $23.6 million for the 2019 quarter.

Operating income improved 1.7% to $18.0 million for the first quarter of 2020 from $17.7 million for the first quarter of 2019.

Operating expenses as a percentage of operating revenue were 91.8% for the first quarter of 2020 and 91.1% for the first quarter of 2019. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 90.7% for the 2020 quarter and 89.9% for the 2019 quarter.

Chairman and Chief Executive Officer Randolph L. Marten said, “I genuinely appreciate our talented drivers, maintenance personnel and our employees across all functions and regions whose bright, hard work consistently drives our strong operating results. Our disciplined execution of our unique multifaceted business model across our diverse and growing customer base, including our ability to quickly make data-driven decisions and adjustments utilizing our in-house operating technology, has and will continue to be one of our key strengths as we proactively navigate through these most volatile, disruptive times. We added 101 Dedicated and 73 Truckload tractors during the first quarter on top of our growth of 329 Dedicated and 101 Truckload tractors throughout 2019, all while further tightening our stringent hiring standards for experienced drivers. We embrace our responsibility to keep our valued employees safe and healthy as they each contribute to our transporting and distributing the food, beverages and other consumer goods essential to millions of people in North America.”

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of refrigerated and dry truck-based transportation capabilities across the Company’s five distinct business platforms - Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of the Company’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED BALANCE SHEETS

	March 31,	December 31,
(In thousands, except share information)	2020	2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$36,136	$31,461
Receivables:
Trade, net	94,276	90,712
Other	10,077	11,055
Prepaid expenses and other	19,058	20,938
Total current assets	159,547	154,166

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	937,389	904,237
Accumulated depreciation	(274,047)	(263,843)
Net property and equipment	663,342	640,394
Other noncurrent assets	2,029	2,026
Total assets	$824,918	$796,586

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,821	$22,917
Insurance and claims accruals	34,424	31,729
Accrued and other current liabilities	21,881	21,680
Total current liabilities	91,126	76,326
Deferred income taxes	123,790	122,022
Noncurrent operating lease liabilities	622	649
Total liabilities	215,538	198,997

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 54,840,652 shares at March 31, 2020, and 54,703,466 shares at December 31, 2019, issued and outstanding	548	547
Additional paid-in capital	79,730	79,465
Retained earnings	529,102	517,577
Total stockholders’ equity	609,380	597,589
Total liabilities and stockholders’ equity	$824,918	$796,586

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months
	Ended March 31,
(In thousands, except per share information)	2020	2019

Operating revenue	$218,646	$199,023

Operating expenses (income):
Salaries, wages and benefits	72,761	63,524
Purchased transportation	40,445	38,249
Fuel and fuel taxes	28,297	27,677
Supplies and maintenance	12,228	11,121
Depreciation	25,427	22,543
Operating taxes and licenses	2,639	2,333
Insurance and claims	12,284	9,875
Communications and utilities	1,985	1,950
Gain on disposition of revenue equipment	(1,555)	(1,548)
Other	6,103	5,566

Total operating expenses	200,614	181,290

Operating income	18,032	17,733

Other	(97)	(278)

Income before income taxes	18,129	18,011

Income taxes expense	4,411	4,465

Net income	$13,718	$13,546

Basic earnings per common share	$0.25	$0.25

Diluted earnings per common share	$0.25	$0.25

Dividends declared per common share	$0.04	$0.03

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	March 31,		March 31,	March 31,
(Dollars in thousands)	2020	2019	2020 vs. 2019	2020 vs. 2019
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$83,857	$80,167	$3,690	4.6%
Truckload fuel surcharge revenue	11,275	11,555	(280)	(2.4)
Total Truckload revenue	95,132	91,722	3,410	3.7

Dedicated revenue, net of fuel surcharge revenue	64,159	48,924	15,235	31.1
Dedicated fuel surcharge revenue	10,878	8,801	2,077	23.6
Total Dedicated revenue	75,037	57,725	17,312	30.0

Intermodal revenue, net of fuel surcharge revenue	20,594	19,755	839	4.2
Intermodal fuel surcharge revenue	3,086	3,216	(130)	(4.0)
Total Intermodal revenue	23,680	22,971	709	3.1

Brokerage revenue	24,797	26,605	(1,808)	(6.8)

Total operating revenue	$218,646	$199,023	$19,623	9.9%

Operating income:
Truckload	$6,785	$7,555	$(770)	(10.2)%
Dedicated	8,533	5,515	3,018	54.7
Intermodal	1,306	2,394	(1,088)	(45.4)
Brokerage	1,408	2,269	(861)	(37.9)
Total operating income	$18,032	$17,733	$299	1.7%

Operating ratio:
Truckload	92.9%	91.8%
Dedicated	88.6	90.4
Intermodal	94.5	89.6
Brokerage	94.3	91.5
Consolidated operating ratio	91.8%	91.1%

MARTEN TRANSPORT, LTD.
OPERATING STATISTICS
(Unaudited)

	Three Months
	Ended March 31,
	2020	2019
Truckload Segment:
Revenue (in thousands)	$95,132	$91,722
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,814	$3,859
Average tractors(1)	1,691	1,616
Average miles per trip	559	562
Non-revenue miles percentage(2)	11.2%	11.3%
Total miles (in thousands)	41,039	37,236

Dedicated Segment:
Revenue (in thousands)	$75,037	$57,725
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,304	$3,382
Average tractors(1)	1,494	1,125
Average miles per trip	306	322
Non-revenue miles percentage(2)	0.7%	0.6%
Total miles (in thousands)	31,536	23,643

Intermodal Segment:
Revenue (in thousands)	$23,680	$22,971
Loads	9,737	9,251
Average tractors	100	87

Brokerage Segment:
Revenue (in thousands)	$24,797	$26,605
Loads	16,108	15,266

At March 31, 2020 and March 31, 2019:
Total tractors(1)	3,377	2,867
Average age of company tractors (in years)	1.8	1.8
Total trailers	5,420	5,313
Average age of company trailers (in years)	2.6	2.5
Ratio of trailers to tractors(1)	1.6	1.9

	Three Months
	Ended March 31,
(In thousands)	2020	2019

Net cash provided by operating activities	$43,480	$37,628
Net cash (used for) investing activities	(36,632)	(6,736)
Net cash (used for) financing activities	(2,173)	(2,129)

Weighted average shares outstanding:
Basic	54,809	54,553
Diluted	55,243	55,046

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 106 and 46 tractors as of March 31, 2020 and 2019, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.